Exhibit No. 10.3

       License dated March 5, 1997 between Mason Hanger National, Inc. and Electronic Control Security Inc. relating to the license of certain intellectual property used in connection with the manufacture of the FOIDS Product Line


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                                LICENSE AGREEMENT

      This LICENSE AGREEMENT is made and entered into by and between MASON & HANGER NATIONAL, Inc., a Delaware corporation, having its principal office and place of business at 260 Finney Drive, Huntsville, Alabama 35824, (hereinafter the Licensor), and ECSI International, Inc., a New Jersey company, having its principal office and place of business at 23 Just Road, Fairfield, New Jersey 07004, (hereinafter the Licensee).

                                   WITNESSETH

      WHEREAS, Licensor is the owner by Assignments recorded in the United States Patent Office of the Licensed Patents listed in Section 1 below; and

      WHEREAS, the parties hereto desire that Licensor grant Licensee a License to manufacture, use and sell products, hereinafter referred to as "Licensed Products", and to practice the inventions described and claimed within the Licensed Patents.

      NOW THEREFORE, in consideration of the promises and mutual covenants cited herein, and other good and valuable consideration, the receipt thereof which is hereby acknowledged, and subject to Licensee obtaining a Licensing agreement from Lucent, the parties do hereby agree as follows:

      1. LICENSED PATENTS:

      As used in this Agreement, the phrase "Licensed Patents" shall mean and include:

      A) U.S. Patent 5,355,208, entitled: "DISTRIBUTED FIBER OPTIC SENSOR FOR LOCATING AND IDENTIFYING REMOTE DISTURBANCES", inventors: Brian B. Crawford, Robert J. Prenovost, Jimmy L. Reil and Jeff C. Robinson and any reisssues, reexaminations or extensions thereof;

      B) U.S. Patent 5,373,487, entitles: "DISTRIBUTED ACOUSTIC SENSOR", inventors: Brian B. Crawford, Robert J. Prenovost, Judy K. Burden, Jeff C. Robinson and Aris Tanone and any reissues, reexaminations or extensions thereof; and

      C) US. Patent 5,567,933 (issuing 10/22/96) entitled: "OPTICAL FIBER DETECTION SYSTEM WITH DISTURBANCE AND POSITIVE CUT-LOOP DETECTION CAPABILITIES", inventors; Jeffrey C. Robinson and Brian B. Crawford and any reissues, reexaminations or extensions thereof.

      2. LICENSED PRODUCTS

      As used in this Agreement, the phrase "Licensed Products"


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shall mean goods, systems, structures and/or installations and components thereof, the manufacture, use or sale of which would constitute an infringement or a contributory infringement with respect to one or more of the claims of the Licensed Patents and including equivalents thereof and Improvements thereon.

      3. GRANT OF LICENSE:

      Licensor agrees to and does hereby grant to Licensee, upon and subject to the terms and conditions hereinafter set forth, including Section 7, an Exclusive License to make, use and sell Licensed Products covered by the Licensed Patents within the geographic area described in Section 5 hereof. Licensor specifically retains the right to make, use and sell the License Products covered by the Licensed Patents within the geographic area described in
Section 5 hereof.

      4. TERM:

      This Agreement and the License granted under it shall expire ten (10) years from the effective date of this Agreement which shall be March 5, 1997 unless sooner terminated under the provisions hereof.

      5. GEOGRAPHIC AREA:

      The rights granted to Licensee hereunder shall be exercised by Licensee world wide.

      6. DEFINITION OF "NET SALES PRICE":

      As used herein the term "Net Sales Price" shall mean the invoice price charged by Licensee for Licensed Products sold by Licensee less:

      A) Refunds, credits and allowances actually made or allowed to customers for returned Licensed Products;

      B) Any sales, or similar, taxes set forth as part of the invoice price;

      C) Trade discounts and allowances that would normally be incurred in Licensee's business exclusive of anticipations afforded to and actually taken by customers in payment of Licensed Products; and

      D) Any freight charges.

      If Licensee sells Licensed Products to a related marketing organization or any individual or company in whole or in part controlled or owned by Licensee, the invoice price used to determine the "Net Sales price" hereunder shall be, if greater than Licensee's "Net Sales Price", the invoice price at which the


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Licensed Products are sold by such related entity to any unrelated customer in an arms length transaction.

      7. ROYALTIES:

      For the License herein granted with respect to the Licensed Patents, Licensee shall pay to Licensor royalties in the sum equal to five percent (5%) of the "Net Sales Price" for Licensed Products sold.

      Should Licensor not be paid royalties of at least $25,000.00 for a full license year, beginning the first license year of this agreement, Licensor shall have the right: at any time during the succeeding license year to declare this exclusive license to be a non-exclusive license or to terminate the license, at Licensor's option. In such event Licensor may grant licenses to any other persons or entities on terms and conditions as Licensor deems appropriate. Licensee may retain the exclusive license by paying to Licensor, in addition to the royalties actually paid for any full license year, the difference between the sum of $25,000.00 and such royalties. Such payments must be made within thirty (30) days of the end of the license year. Licensor must notify Licensee, in writing, within ninety (90) days of the end of such license year of any termination or change in the status of the license to a non-exclusion license for failure to pay Licensee the minimum royalties recited herein.

      8. LICENSEE'S RECORDS:

      Licensee shall keep and maintain at its regular place of business complete books and records of business transactions by Licensee in connection with the Licensed Products covered by the Licensed Patents, including, but not limited to, books and records relating to the "Net Sales Price" and orders for such products. Licensee's accounting records of sales, shipments, installations and returns of Licensed Products shall be maintained separately from accounting records relating to other items manufactured or sold by Licensee. Such books and records shall be maintained in accordance with generally accepted accounting procedures. Licensor, or its duly authorized agents or representatives, shall have the right to inspect such books and records at Licensee's premise during regular business hours, provided that Licensor shall give Licensee at least ten
(10) days advanced written notice of its intention to do so and provided that such inspections will be limited to one inspection per calendar year. In the event that Licensee has understated "Net Sales Price" or underpaid royalties in excess of ten percent (10%) of said net shipments for the calendar year, Licensee shall forthwith and upon written demand also pay Licensor's costs, fees


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and expenses incurred in conducting an audit with respect to books and records kept with respect to the Licensed Products. Should any audit disclose that the royalties paid exceed the actual royalties due, Licensee shall be entitled to a credit equal to such excess royalties against the royalties next accruing under this Agreement. In the event no further royalties will be accruing under this Agreement, then to the extent such audit discloses that the royalties paid exceeded the actual royalties due, the excess shall be paid to Licensee.

      9. LICENSEE'S MONTHLY REPORTS 0F SALES AND ROYALTY PAYMENTS:

      On or before the first day of each month during the term hereof, Licensee shall deliver to Licensor written statements certified to be true and correct by the Chief Financial Officer of Licensee, setting forth the sales and "Net Sales Prices" of Licensed Products for the proceeding month together with a check payable to Licensor in full payment of the earned royalties shown on such statement to be due under Section 7 hereof.

      10. BEST EFFORTS OF LICENSEE:

      Licensee shall use its best efforts and skills to make, use and sell the Licensed Products. In the event Licensee fails to sell Licensed Products using such best efforts and skills, Licensor shall have the right to cancel and terminate this Agreement by giving written notice of such termination to Licensee.

      11. RESTRICTIONS UPON SUBCONTRACTS:

      Licensee shall only have the right to enter into subcontracts including imports for the manufacture, use and sale of Licensed Products upon written consent of Licensor. Any subcontracts by Licensee shall be governed and condition on the same rights, privileges, restrictions and requirements including payment of royalties, right to inspect, and to take accountings as provided elsewhere in this Agreement.

      12. ASSIGNMENT AND TRANSFERS:

      No assignment, transfer, sale, sub-license, or conveyance of any of Licensee's rights, duties or interest in this Agreement shall be made without Licensor's prior written consent and shall be subject to the provisions of this Agreement, including royalties, right to inspect, accountings, termination and rights of Licensor unless otherwise agreed to in writing between the parties.


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      13. PRESERVATION OF THE PATENTS:

      Licensee shall cause to appear on all Licensed Products and/or on all materials used in connection with the sale thereof such legends, markings and notices as may be required by laws governing the geographic area in order to give appropriate notice of all patent rights granted and pertaining to the Licensed Patents. Such products or materials associated with the Licensed Product should bear the mark "Patented" and the Patent Number(s) of the Licensed Patent(s).

      14. INFRINGEMENT AND OTHER LITIGATION:

      Licensor represents that it is the sole owner of all rights to the Licensed Patents exclusive of the rights of all others. The Licensor has no present knowledge or belief that any of the claims of the Licensed Patents are not valid and enforceable and that Licensor has the absolute right to grant this License.

      In order to protect rights of each party under this Agreement, each party will keep the other fully informed of the infringement of any Licensed Patent by third parties. The Licensor shall have the right to be represented by council at Licensor's expense in any legal action taken to enforce any patent rights with respect to the Licensed Patents against a third party infringer. Responsibility for the cost and expenses of such legal action shall be mutually agreed upon in writing between the Licensor and Licensee prior to the institution of any such legal action. In any action by Licensor or Licensee whether by original petition, complaint, or by counterclaim against a third party for violation of patent rights in the Licensed Patents, each party shall be entitled to retain any settlement, recovery, and/or awarded damages in proportion to the agreed upon percentage of the cost and expenses of such action. Absent any agreement for maintaining such a legal matter to enforce the Patent Rights, Licensor shall, in its own judgment, take whatever action it deems necessary at its own expense.

      With respect to any third party suit or action against Licensee whether by original petition, complaint, or by counter-claim, seeking to declare invalid and/or unenforceable all or any of the claims of any of the Licensed Patents, the defense fees, cost, and expenses shall be agreed upon by the parties hereto as soon as reasonably practical after the commencement or such third party suit or action. If Licensor refuses to participate in any such third party suit or action, the Licensee may defend and prosecute such action and, in such event, shall be entitled to the entire amount of any award of damages, settlement or recover,


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exclusive of royalties otherwise due to the Licensor.

      15. DEFAULTS BY LICENSEE:

      Except as otherwise expressly provided for in this Agreement, in the event Licensee shall default in the performance of any of the terms and conditions to be performed hereunder, including the payment of royalties, and the same shall not be cured within ten days (10) after written notice to Licensee, Licensor may, at its option, or any time thereafter, cancel and terminate this Agreement.

      16. LICENSOR'S RIGHT UPON TERMINATION:

      In the event this Agreement is cancelled or terminated, Licensee shall assign and transfer any and all rights of Licensee to all Licensed Patents and Licensed Products to Licensor and shall not thereafter use the same in any manner. Upon cancellation or termination, all Licensee's stock of Licensed Products on hand may be purchased by Licensor.

      17. INSURANCE

      Licensee does indemnify and hold harmless Licensor for any liability or claim thereof based upon the manufacture, use and sale by Licensee of the Licensed products. To this end, Licensee and its Sub-Licensees, if any, agree to carry product liability insurance with respect to License Products. Such insurance may be obtained in conjunction with product liability insurance which covers products other than the Licensed Products. Licensee shall deliver to Licensor, at Licensor's request, a certificate evidencing the existence of such insurance policies promptly upon written request by Licensor.

      18. ATTORNEY'S FEES AND APPLICABLE LAW:

      In the event Licensor or Licensee shall commence any action or proceeding against the other by reason of any breach or claimed breach of the performance of any of the terms or conditions of this Agreement, or to seek a judicial declaration or rights hereunder, the prevailing party of such action or proceeding shall be entitled to reasonable attorney's fees to be fixed by the court or the applicable hearing officer(s). In any legal action or proceeding brought in which any right or obligation arising from this Agreement is at issue, the law applicable hereunder shall be the law of the State of Kentucky.


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      19. NO AGENCY OF PARTIES:

      This Agreement does not make Licensee the agent or legal representative of Licensor nor Licensor the agent or legal representative of Licensee for any purpose whatsoever. Except as otherwise provided herein, Licensee is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of, or in the name of, Licensor or to bind Licensor in any manner or thing whatsoever; nor, except as otherwise provided herein, is Licensor granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, Licensee or to bind Licensee in any manner or thing whatsoever. No joint venture or partnership between Licensor and Licensee is intended nor shall be inferred.

      20. ADDRESS FOR NOTICE

      All notices between the Licensor and Licensee shall be in writing addressed to Licensee or Licensor at the respect address set forth below and shall be effective upon receipt if mailed by first class mail.

      Licensor: Richard A. Nathan
                2355 Harrodsburg Road
                Lexington, Kentucky 40504


      Licensee: c/o, Arthur Birch, President and COO
                ECSI International, Inc.
                23 Just Road
                Fairfield, New Jersey 07004

      If any of the parties hereto shall during the term of this Agreement change address, then, upon given written notice to the other party of the new address, the new address shall be the address for notice hereunder.

      21. WAIVER BY LICENSOR:

      In the event Licensor shall, at any time waive any of its rights hereunder this Agreement or the performance by Licensee of any of its obligations hereunder, such waiver shall not be construed as a continuous waiver or the same rights or obligations or a waiver of any other rights or obligations.

      22. SEPARABILITY:

      Any provision of this Agreement which shall be, or is


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determined to be, invalid, shall be effective, but such invalidity shall not affect the remaining provisions hereof.

      23. BINDING UPON SUCCESSOR:

      This Agreement shall be binding upon and shall enure in order to the benefit it of the parties hereto and their respective heirs, successors and assigns.



                                  FOR LICENSOR
                                  MASON & HANGER NATIONAL, INC.

                                  By:   [ILLEGIBLE]   its TREASURER
                                     -------------------------------
                                        3/7/97
                                     -------------------------------
                                     Date


                                  FOR LICENSEE;
                                  ECSI INTERNATIONAL, INC.

                                  By:   Arthur Birch   its Pres.
                                  ----------------------------------
                                        11/29/96
                                  ----------------------------------
                                  Date